POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Tony Ker and Michael Longinotti his or her attorney-in-fact and agent, with the full power of substitution and resubstitution and full power to act without the other, for them in any and all capacities, to sign any and all amendments, including post-effective amendments, and any registration statement relating to the same offering as this registration that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Anthony (Tony) D.J. Ker	Chief Executive Officer and Director	December 10, 2007

/s/ Michael K. Longinotti	Chief Financial Officer	December 10, 2007
(Principal Financial and Accounting
Officer)

/s/ Albert J. Matter	Director, Chairman of the Board	December 10, 2007

/s/ Richard W. Hughes	Director	December 10, 2007

/s/ Rohan Herzelton	Director	December 10, 2007

/s/ Donald W. Gentry	Director	December 10, 2007